Exhibit 21.1
Subsidiaries of the Registrant*

The following were significant subsidiaries of the Registrant as of December 31, 2016:

Name	Jurisdiction of Incorporation or Organization
Och-Ziff Holding Corporation	Delaware
Och-Ziff Holding LLC	Delaware
OZ Management LP	Delaware
OZ Management II LP	Delaware
OZ Advisors LP	Delaware
OZ Advisors II LP	Delaware
Och-Ziff Loan Management LP	Delaware
Och-Ziff Management Europe Limited	United Kingdom
Och-Ziff Europe Loan Management LP	United Kingdom
Och-Ziff Capital Management Hong Kong Limited	Hong Kong
Och-Ziff Finance Co. LLC	Delaware
Och-Ziff Real Estate Management LP	Delaware
Och-Ziff Real Estate Capital L.P.	Delaware
Och-Ziff Real Estate Capital II L.P.	Delaware
OZ Credit Opportunities Fund GP, L.P.	Delaware
OZ Credit Opportunities Overseas Fund GP, L.P.	Cayman Islands
OZ Structured Products Fund GP, L.P.	Delaware
OZ Structured Products Overseas Fund GP, L.P.	Cayman Islands
OZ Structured Products Fund II GP, L.P.	Delaware
OZ Structured Products Overseas Fund II GP, L.P.	Cayman Islands
OZSC GP, L.P.	Delaware
57 Aviation Services LLC	Delaware

*	The names of additional subsidiaries have been omitted because the unnamed subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.